Exhibit 10.2

FINAL VERSION

Amended and restated Registration Rights and Lockup Agreement

This Amended and Restated Registration Rights and Lockup Agreement (this “Agreement”), is made as of August 1, 2020, by and among DiamondPeak Holdings Corp., a Delaware corporation (“Parent”), and each of the parties listed on Schedule A that is a signatory hereto (each, a “Stockholder” and collectively, the “Stockholders”) and will be effective as of the Effective Time (as defined in the Merger Agreement (as defined below)) or, in respect of any Stockholder that executes this Agreement thereafter, at the time of such execution. Any capitalized terms used but not defined herein will have the meaning ascribed to such term in the Merger Agreement.

Recitals

WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated as of July 31, 2020 (as the same may be further amended, modified or otherwise supplemented from time to time, the “Merger Agreement”), by and among Parent, DPL Merger Sub Corp., a Delaware corporation and a wholly owned Subsidiary of Company (“Merger Sub”), and Lordstown Motor Corp., a Delaware corporation (the “Company”), Merger Sub will merge with and into the Company, with the Company surviving as a wholly owned Subsidiary of Parent (the “Merger”);

WHEREAS, in connection with the consummation of the Transactions, certain Stockholders will receive shares of Class A common stock of Parent, par value $0.0001 per share (the “Common Stock”), as consideration in the Transactions in respect of their equity interests held in the Company as of immediately prior to the consummation of the Transactions;

WHEREAS, the Sponsors currently hold an aggregate of 7,000,000 shares (the “Sponsor Shares”) of Class B common stock of Parent, par value $0.0001 per share, which, upon the consummation of the Transactions, will automatically be converted into 7,000,000 shares of Common Stock;

WHEREAS, the Sponsors currently hold an aggregate of 5,066,667 redeemable warrants to purchase, at an exercise price of $11.50 per share, shares of Common Stock (the “Private Placement Warrants”);

WHEREAS, Parent and the Sponsors are parties to that certain Registration Rights Agreement, dated as of February 27, 2019 (the “Prior Registration Rights Agreement”);

WHEREAS, the parties to the Prior Registration Rights Agreement desire to amend and restate the Prior Registration Rights Agreement, to provide for certain rights and obligations included herein and to include the Stockholders identified herein;

WHEREAS, concurrently with the execution of the Merger Agreement, Parent has entered into subscription agreements with certain investors, pursuant to which such investors will subscribe for, and Parent will issue, unregistered shares of Common Stock (the “PIPE Investment”);

WHEREAS, the PIPE Investment will be consummated concurrently with the consummation of the Merger;

WHERAS, Brown Gibbons Lang & Company (“BGL”) will be issued warrants to purchase shares of Common Stock pursuant to that that certain Letter Agreement, dated as of July 24, 2020, by and between BGL and the Company; and

WHEREAS, in connection with the execution of the Merger Agreement, the parties hereto desire to enter into this Agreement to provide for certain rights and obligations included herein and to grant certain registration rights to the Stockholders holding Registrable Securities as set forth below.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants, agreements and provisions contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:

Article I.
DEFINITIONS

Section 1.01       Definitions.

The following definitions shall apply to this Agreement:

“A&R Bylaws” means the amended and restated bylaws of Parent adopted in connection with the consummation of the Transactions, as the same may be amended, modified, supplemented or restated from time to time.

“A&R Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of Parent, as filed on the Closing Date with the Secretary of the State of Delaware and as the same may be amended, modified, supplemented or restated from time to time

“Adverse Disclosure” means any public disclosure of non-public information, which disclosure, in the good faith judgment of the Chief Executive Officer or Chief Financial Officer of Parent, after consultation with counsel to Parent, (i) would be required to be made in any Registration Statement or Prospectus for the applicable Registration Statement or Prospectus not to contain any Misstatement, (ii) would not be required to be made at such time if the Registration Statement were not being filed or was not effective and available for use, and (iii) Parent has a bona fide business purpose for not making such information public.

“Affiliate” with respect to any Person, has the meaning ascribed to such term under Rule 12b-2 promulgated by the SEC under the Exchange Act.

“Agreement” has the meaning set forth in the preamble.

“Applicable Law” means all applicable provisions of constitutions, treaties, statutes, laws (including the common law), rules, regulations, decrees, ordinances, codes, proclamations, declarations or orders of any Governmental Authority.

“BGL” has the meaning set forth in the Recitals.

“Blackout Period” has the meaning set forth in Section 3.04(d).

“BlackRock Entities” means BlackRock Credit Alpha Master Fund L.P. and HC NCBR Fund.

“BlackRock Subscription Agreements” means the Subscription Agreements, dated February 14, 2019, by and between Parent and each of the BlackRock Entities.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to close.

“Closing” means the closing of the Transactions.

“Common Stock” has the meaning set forth in the recitals.

“Company” has the meaning set forth in the Recitals.

“control” (i) with respect to any Person, has the meaning ascribed to such term under Rule 12b-2 promulgated by the SEC under the Exchange Act, and (ii) with respect to any Interest, means the possession, directly or indirectly, of the power to direct, whether by agreement, contract, agency or otherwise, the voting rights or disposition of such Interest.

“Demanding Holders” has the meaning set forth in Section 3.02(a).

“DP Sponsor” means DiamondPeak Sponsor LLC, a Delaware limited liability company.

“Effectiveness Date” has the meaning set forth in Section 3.01(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Family Group” means, with respect to a Person who is an individual, (i) such individual’s spouse and descendants (whether natural or adopted), parents and such parent’s descendants (whether natural or adopted) (collectively, for purposes of this definition, “relatives”), (ii) such individual’s executor or personal representative, (iii) any trust, the trustee of which is such individual or such individual’s executor or personal representative and which at all times is and remains solely for the benefit of such individual and/or such individual’s relatives or (iv) an endowed trust or other charitable foundation, but only if such individual or such individual’s executor or personal representative maintains control over all voting and disposition decisions.

“Filing Deadline” has the meaning set forth in Section 3.01(a).

“General Motors” means GM EV Holdings LLC, General Motors LLC and their respective Affiliates.

“Governmental Authority” means any government, court, regulatory or administrative agency, commission or authority or other governmental instrumentality, federal, state or local, domestic, foreign or multinational.

“Interest” means the capital stock or other securities of Parent or any Affiliate thereof or any other interest or financial or other stake therein, including, without limitation, Parent Equity Interests.

“Joinder Agreement” means the joinder agreement in form and substance of Exhibit A attached hereto.

“Key Stockholder Lockup Period” has the meaning set forth in Section 2.01(b).

“Key Stockholders” mean DP Sponsor, BGL, the Majority Stockholder and Workhorse Group Inc.

“Lockup Period” has the meaning set forth in Section 2.01(c).

“Majority Stockholder” means Stephen S. Burns.

“Majority Stockholder Lockup Period” has the meaning set forth in Section 2.01(c).

“Maximum Number of Securities” has the meaning set forth in Section 3.02(d).

“Merger” has the meaning set forth in the Recitals.

“Merger Agreement” has the meaning set forth in the Recitals.

“Merger Sub” has the meaning set forth in the Recitals.

“Minimum Amount” has the amount set forth in Section 3.02(a).

“Misstatement” means an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus (in the light of the circumstances under which they were made) not misleading.

“Organizational Documents” means the A&R Bylaws and the A&R Charter.

“own” or “ownership” (and derivatives of such terms) means (i) ownership of record and (ii) “beneficial ownership” as defined in Rule 13d-3 or Rule 16a-1(a)(2) promulgated by the SEC under the Exchange Act (but without regard to any requirement for a security or other interest to be registered under Section 12 of the Securities Act).

“Parent” has the meaning set forth in the preamble.

“Parent Equity Interest” means Common Stock or any other equity securities of Parent, or securities exchangeable or exercisable for, or convertible into, such other equity securities of Parent.

“Permitted Transfers” has the meaning set forth in Section 2.03(b).

“Person” means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Piggyback Registration” has the meaning set forth in Section 3.03(a).

“Prior Registration Rights Agreement” has the meaning set forth in the recitals.

“Private Placement Warrants” has the meaning set forth in the recitals.

“Prospectus” means the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Registrable Securities” shall mean (i) the Private Placement Warrants, including the shares of Common Stock issued or issuable upon the exercise of any Private Placement Warrants; (ii) any outstanding shares of Common Stock held by a Stockholder as of the Effective Time, after giving effect to the Transactions (including, for the avoidance of doubt, the PIPE Investment and the conversion of the Sponsor Shares), (iii) any shares of Common Stock issuable upon the exercise of the BGL Warrants held by BGL as of the Effective Time, and (iv) any other equity security of Parent issued or issuable with respect to any such share of Common Stock to a Stockholder by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization; provided, however, that as to any particular Registrable Security, such securities shall cease to be Registrable Securities when: (A) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (B) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by Parent and subsequent public distribution of such securities shall not require registration under the Securities Act; (C) such securities shall have ceased to be outstanding; (D) such securities may be sold without registration pursuant to Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the SEC) (“Rule 144”) (but with no volume, current public information or other restrictions or limitations); or (E) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

“Registration” means a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Expenses” shall mean the out-of-pocket expenses of a Registration, including, without limitation, the following:

(A) all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any securities exchange on which the Common Stock is then listed;

(B) fees and expenses of compliance with securities or blue sky laws;

(C) printing, messenger, telephone and delivery expenses;

(D) reasonable fees and disbursements of counsel for Parent;

(E) reasonable fees and disbursements of all independent registered public accountants of Parent incurred specifically in connection with such Registration (including the expenses of any “comfort letters” required by or incident to such performance); and

(F) reasonable fees and expenses of one (1) legal counsel selected by the Demanding Holders in connection with an Underwritten Offering, not to exceed $75,000.

“Registration Statement” means any registration statement that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Release Date” means the last consecutive trading day where the Volume Weighted Average Share Price equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and similar transactions) for at least twenty (20) out of thirty (30) consecutive trading days, with such thirty (30) consecutive trading days commencing not earlier than 150 days after the Closing.

“Representative” means, with respect to any Person, any director, officer, employee, consultant, financial advisor, counsel, accountant or other agent of such Person.

“Rule 144” has the meaning set forth in the definition of Registrable Securities.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Sponsors” means DP Sponsor and the BlackRock Entities.

“Sponsor Shares” shall have the meaning set forth in the Recitals.

“Stockholders” has the meaning set forth in the preamble.

“Subsidiary” means, with respect to any Person, any other Person of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions is directly or indirectly owned or controlled by such Person and/or by one or more of its Subsidiaries.

“Suspension Event” has the meaning set forth in Section 3.01(c).

“Suspension Period” has the meaning set forth in Section 3.04(d).

“Third Party Purchaser” means any Person who, immediately prior to the contemplated transaction, does not directly or indirectly own or have the right to acquire any outstanding Common Stock.

“Transactions” means the transactions contemplated by the Merger Agreement and the other Transaction Documents.

“Transfer” means to, directly or indirectly, sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any Interest owned by a Person or any interest (including a beneficial interest) in, or the ownership, control or possession of, any Interest owned by a Person.

“Transfer Agent” means AST or any successor transfer agent with respect to the Common Stock duly appointed by Parent.

“Underwriter” or “Underwriters” means a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Offering” means a Registration in which securities of Parent are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

“Underwritten Offering Request” has the meaning set forth in Section 3.02(a).

“Underwritten Offerings Cap” has the meaning set forth in Section 3.02(b).

“Volume Weighted Average Share Price”, with respect to any trading day, means the volume-weighted average share price of the Common Stock as displayed on Parent’s page on Bloomberg (or any successor service) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such trading day.

Article II.
Lockup

Section 2.01       General Restrictions on Transfer.

(a)               Except as permitted by Section 2.02, DP Sponsor shall not Transfer any shares of Common Stock beneficially owned or owned of record by it until the earlier of: (i) the date that is one (1) year from the Closing or (ii) the Release Date.

(b)               Except as permitted by Section 2.02, none of General Motors, Workhorse Group Inc. or BGL shall Transfer any shares of Common Stock beneficially owned or owned of record by it until the date that is six (6) months from the Closing. (each of the periods described in clauses (a) and (b), a “Key Stockholder Lockup Period”).

(c)               Except as permitted by Section 2.02, the Majority Stockholder shall not Transfer:

    i.    any shares of Common Stock beneficially owned or owned of record by the Majority Stockholder until the date that is one (1) year from the Closing; and

  ii.    more than fifty percent (50%) of the shares of Common Stock beneficially owned or owned of record by the Majority Stockholder as of the date of this Agreement, until the date that is two (2) years from the Closing (each of (i)-(ii), a “Majority Stockholder Lockup Period” and, together with the Key Stockholder Lockup Periods, the “Lockup Periods”));

provided, that the Majority Stockholder shall not, at any time, Transfer any shares of Common Stock if, immediately following such Transfer, the Majority Stockholder would be the beneficial owner and owner of record of fewer than the number of shares that would be required to satisfy any outstanding indemnification claim made by Parent pursuant to the Merger Agreement.

(d)               Following the expiration of a Lockup Period, the Stockholder to whom such Lockup Period previously applied may sell such number of shares of Common Stock or BGL Warrants that are no longer subject to the Lockup Period without restriction under this Agreement, other than the restriction set forth in Section 2.03(c) below.

(e)               Prior to the expiration of each Lockup Period applicable to a Stockholder, such Stockholder may not assign or delegate such Stockholder’s rights, duties or obligations under this Agreement, in whole or in part, except in connection with such Transfer of Common Stock or BGL Warrants pursuant to Section 2.02.

(f)                The provisions of this Section 2.01 shall not apply to the BlackRock Entities (it being acknowledged and agreed that such BlackRock Entities shall remain subject to the lockup provisions contained in their respective BlackRock Subscription Agreements)

Section 2.02       Permitted Transfers

(a)               Transfer to Third Party Purchaser. The provisions of Section 2.01 shall not apply to any Transfer by any Stockholder pursuant to a merger, stock sale, consolidation or other business combination of Parent with a Third Party Purchaser approved by the board of directors of Parent that results in a change in control of Parent.

(b)               Transfers for Estate Planning. Notwithstanding Section 2.01, any Stockholder who is a natural Person, so long as the applicable transferee executes a counterpart signature page to this Agreement agreeing to be bound by the terms of this Agreement applicable to such Stockholder, shall be permitted to make the following Transfers:

   i.  any Transfer of shares of Common Stock or BGL Warrants by such Stockholder to its Family Group without consideration (it being understood that any such Transfer shall be conditioned on the receipt of an undertaking by such transferee to Transfer such shares of Company Stock to the transferor if such transferee ceases to be a member of the transferor’s Family Group); provided, that no further Transfer by such member of such Stockholder’s Family Group may occur unless such Transfer is made (A) in compliance with the provisions of this Agreement or (B) to a charitable organization; and

    ii. upon the death of any Stockholder who is a natural Person, any distribution of any such shares of Common Stock or BGL Warrants owned by such Stockholder by the will or other instrument taking effect at death of such Stockholder or by applicable laws of descent and distribution to such Stockholder’s estate, executors, administrators and personal representatives, and then to such Stockholder’s heirs, legatees or distributees; provided, that a Transfer by such transferor pursuant to this Section 2.02(b)(ii) shall only be permitted if a Transfer to such transferee would have been permitted if the original Stockholder had been the transferor.

(c)               Transfers to Affiliates. Notwithstanding Section 2.01, each Stockholder shall be permitted to Transfer from time to time any or all of the Common Stock or BGL Warrants owned by such Stockholder to any of its wholly-owned Subsidiaries or to a person or entity wholly owning such Stockholder, so long as the applicable transferee executes a counterpart signature page to this Agreement agreeing to be bound by the terms of this Agreement applicable to such Stockholder.

Section 2.03       Miscellaneous Provisions Relating to Transfers

(a)               Legend. In addition to any legends required by Applicable Law, each certificate representing Common Stock shall bear a legend substantially in the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A Registration Rights and Lockup AGREEMENT (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF PARENT). NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH AGREEMENT.”

(b)               Prior Notice. At least three (3) Business Days of prior notice shall be given to Parent by the transferor of any Common Stock or BGL Warrants that is subject to a Lockup Period but the Transfer of which is permitted by Section 2.02(b) or Section 2.02(c). Prior to the consummation of any such permitted Transfer, or prior to any Transfer pursuant to which rights and obligations of the transferor under this Agreement are assigned in accordance with the terms of this Agreement, the transferring Stockholder shall cause the transferee to execute and deliver to Parent a Joinder Agreement and agree to be bound by the terms and conditions of this Agreement and shall provide any documents required by the Transfer Agent to consummate such Transfer. Upon any Transfer by any Stockholder of any of its Common Stock or BGL Warrants, in accordance with the terms of this Agreement and which is made in conjunction with the assignment of such Stockholder’s rights and obligations hereunder, the transferee thereof shall be substituted for, and shall assume all the rights and obligations under this Agreement, of the transferor thereof.

(c)               Compliance with Laws. Notwithstanding any other provision of this Agreement, each Stockholder agrees that it will not, directly or indirectly, Transfer any of its Common Stock or BGL Warrants except as permitted under the Securities Act and other applicable federal or state securities laws.

(d)               Null and Void. Any attempt to Transfer any Common Stock or BGL Warrants that is not in compliance with this Agreement shall be null and void, and Parent shall not, and shall cause any transfer agent not to, give any effect in Parent’s stock records to such attempted Transfer and the purported transferee in any such purported Transfer shall not be treated as the owner of such Common Stock or BGL Warrants for any purposes of this Agreement.

(e)               Removal of Legends. In connection with the written request of a Stockholder, Parent shall remove any restrictive legend included on the certificates (or, in the case of book-entry shares, any other instrument or record) representing such Stockholder’s and/or its Affiliates’ or permitted transferee’s ownership of Common Stock not subject to Article II hereof, and Parent shall issue a certificate (or evidence of the issuance of securities in book-entry form) without such restrictive legend or any other restrictive legend to the holder of the applicable shares of Common Stock upon which it is stamped, if (i) such shares of Common Stock are registered for resale under the Securities Act and the registration statement for such shares of Common Stock has not been suspended pursuant to Section 3.04 hereof or as otherwise required by the Securities Act, the Exchange Act or the rules and regulations of the SEC promulgated thereunder, or (ii) such shares of Common Stock are sold or transferred pursuant to Rule 144. Following the earlier of (A) the effective date of a Registration Statement registering such shares of Common Stock or (B) Rule 144 becoming available for the resale of such shares of Common Stock without volume or manner-of-sale restrictions, Parent, upon the written request of the Stockholder or its permitted transferee and the provision by such Person of an opinion of reputable counsel reasonably satisfactory to Parent and the Transfer Agent, shall instruct the Transfer Agent to remove the legend from such shares of Common Stock (in whatever form) and shall cause Parent counsel to issue any legend removal opinion required by the Transfer Agent. Any fees (with respect to the Transfer Agent, Parent counsel, or otherwise) associated with the removal of such legend (except for the provision of the legal opinion by the Stockholder or its permitted transferee to the Transfer Agent referred to above) shall be borne by Parent. If a legend is no longer required pursuant to the foregoing, Parent will no later than five (5) Business Days following the delivery by any Stockholder or its permitted transferee to Parent or the Transfer Agent (with notice to Parent) of a legended certificate (if applicable) representing such shares of Common Stock and, to the extent required, a seller representation letter representing that such shares of Common Stock may be sold pursuant to Rule 144, and a legal opinion of reputable counsel reasonably satisfactory to Parent and the Transfer Agent, deliver or cause to be delivered to the holder of such Parent Equity Interests a certificate representing such shares of Common Stock (or evidence of the issuance of such shares of Common Stock in book-entry form) that is free from all restrictive legends.

Section 2.04       Majority Stockholder Indemnification

(a)               Subject to the limitations on liability set forth in the Merger Agreement, if there is determined to be any Loss indemnifiable pursuant to the Merger Agreement, Parent shall have recourse for such Loss from Lockup Shares that are then held by the Majority Stockholder, and the Majority Stockholder hereby agrees to transfer to Parent the amount of outstanding Lockup Shares for which the Majority Stockholder is liable pursuant to the Section 8.2 of the Merger Agreement.

(b)               In the event of any conflict between this Section 2.04 and the terms and conditions of the Merger Agreement, the terms and conditions of the Merger Agreement shall govern and control.

Article III.
Registration rights

Section 3.01       Registration Statement

(a)               Filing. Within forty-five (45) days after the date of the consummation of the Merger (the “Filing Deadline”), Parent shall file with the SEC (at Parent’s sole cost and expense) a Registration Statement registering the resale of the Registrable Securities, and Parent shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the 60th calendar day (or 120th calendar day if the SEC notifies Parent that it will “review” any or all of the Registration Statement) following the Filing Deadline (such date, the “Effectiveness Date”); provided, however, that Parent’s obligations to include the Registrable Securities held by any Stockholder in the Registration Statement are contingent upon such Stockholder furnishing in writing to Parent such information regarding such Stockholder, the securities of Parent held by such Stockholder and the intended method of disposition of the Registrable Securities as shall be reasonably requested by Parent to effect the registration of the Registrable Securities, and shall execute such documents in connection with such registration as Parent may reasonably request that are customary of a selling stockholder in similar situations.

(b)               Effectiveness. Parent shall use its commercially reasonable efforts to maintain the continuous effectiveness of the Registration Statement until the earliest of (i) the date on which the all Registerable Securities may be resold without volume or manner of sale limitations pursuant to Rule 144, (ii) the date on which such Registerable Securities have actually been sold and (iii) the date which is two (2) years after the consummation of the Merger. For purposes of clarification, any failure by Parent to file the Registration Statement by the Filing Deadline or to effect such Registration by the Effectiveness Date shall not otherwise relieve Parent of its obligations to file or effect the Registration Statement set forth in this Section 3.01.

(c)               Delay. Notwithstanding anything to the contrary in this Agreement, Parent shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require any Stockholder not to sell under the Registration Statement or to suspend the effectiveness thereof, if Adverse Disclosure would be required (each such circumstance, a “Suspension Event”); provided, however, that Parent may not delay or suspend the Registration Statement on more than two occasions or for more than sixty (60) consecutive calendar days per occasion, or more than one hundred and twenty (120) total calendar days, during any twelve (12)-month period. Upon receipt of any written notice from Parent of the happening of any Suspension Event (which notice shall not contain material non-public information) during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related Prospectus contains a Misstatement, each Stockholder agrees that (i) such Stockholder will immediately discontinue offers and sales of the Common Stock under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until such Stockholder receives copies of a supplemental or amended Prospectus (which Parent agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives written notice from Parent that such Stockholder may resume such offers and sales, and (ii) such Stockholder will maintain the confidentiality of any information included in such written notice delivered by Parent unless otherwise required by Applicable Law or subpoena. If so directed by Parent, each Stockholder will deliver to Parent or, in such Stockholder’s sole discretion destroy, all copies of the Prospectus covering the Common Stock in such Stockholder’s possession; provided, however, that this obligation to deliver or destroy all copies of the Prospectus covering the Common Stock shall not apply (i) to the extent such Stockholder is required to retain a copy of such Prospectus (1) to comply with applicable legal, regulatory, self-regulatory or professional requirements or (2) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up.

Section 3.02       Underwritten Offering.

(a)                 Right to Underwritten Offerings. Subject to the conditions of this Section 3.02, any Stockholder may, by providing written notice to Parent, request to sell all or part of its Registrable Securities that are registered by the Registration Statement contemplated by Section 3.01 and not subject to Article II hereof (any such Stockholder a “Demanding Holder” and, collectively, the “Demanding Holders”) in an Underwritten Offering. Each request for an Underwritten Offering (a “Underwritten Offering Request”) shall specify the number of Registrable Securities intended to be offered and sold by such Stockholder pursuant to the Underwritten Offering. Promptly (but in any event within ten (10) days) after receipt of an Underwritten Offering Request, Parent shall give written notice of the Underwritten Offering Request to all other Stockholders. Such notice shall offer such Stockholders the opportunity to include in the Underwritten Offering such number of Registrable Securities as each such Stockholder may request. Each such Stockholder shall make such request in writing to Parent within five (5) Business Days after the receipt of any such notice from Parent. Parent shall not be required to effect an Underwritten Offering unless the reasonably expected aggregate gross proceeds from the offering of the Registrable Securities to be registered in connection with such Underwritten Offering are at least $75,000,000 (the “Minimum Amount”) and shall not be required to effect an underwritten offering pursuant to an Underwritten Offering within ninety (90) days of the completion of a previous Underwritten Offering.

(b)               Selection of Underwriters and Number of Registrations. Parent shall, upon receipt of such Underwritten Offering Request, enter into an underwriting agreement in a form as is customary in Underwritten Offerings of equity securities with the managing Underwriter or Underwriters selected by Parent after consultation with the Demanding Holders and shall take all such other reasonable actions as are requested by the managing Underwriter or Underwriters to expedite or facilitate the disposition of such Registrable Securities; provided, however, that Parent shall have no obligation to facilitate or participate in more than two (2) Underwritten Offerings pursuant to this Section 3.02 for any Stockholder (and not more than four (4) Underwritten Offerings for all Stockholders in the aggregate) (the “Underwritten Offerings Cap”); provided further that if an Underwritten Offering is commenced but terminated prior to the pricing thereof for any reason, such Underwritten Offering will not be counted as an Underwritten Offering pursuant to this Section 3.02.

(c)               Underwriting Agreement. In connection with any Underwritten Offering contemplated by this Section 3.02, the underwriting agreement into which each Demanding Holder, any participating Stockholder and Parent shall enter shall contain such representations, covenants, indemnities (subject to Article V) and other rights and obligations as are customary in underwritten offerings of equity securities. If requested by the Underwriters in connection with any Underwritten Offering, any Stockholder that holds Registrable Securities and has the right to participate in such Underwritten Offering pursuant to Section 3.02(a) (other than those Stockholders who are not participating in the Underwritten Offering and who together with such Stockholder’s Affiliates “beneficially own” (as such term is defined under and determined pursuant to Rule 13d-3 under the Exchange Act) less than 3.0% of the Company’s issued and outstanding Common Stock) shall enter into a customary lockup agreement in connection therewith not to exceed ninety (90) days from the pricing of such Underwritten Offering.

(d)               Reduction of Underwritten Offering. If the managing Underwriter or Underwriters in an Underwritten Offering, in good faith, advises Parent, the Demanding Holders and other participating Stockholders that the dollar amount or number of Registrable Securities that the Demanding Holders desire to sell, taken together with all Common Stock or other equity securities that Parent or any other Stockholder desires to sell and the shares of Common Stock, if any, as to which a Registration has been requested pursuant to separate written contractual piggy-back registration rights held by any other stockholders who desire to sell, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then Parent shall include in such Underwritten Offering, as follows:

i.   first, the Registrable Securities of the Demanding Holders and other participating Stockholders pro rata based on the respective number of Registrable Securities that each Demanding Holder and participating Stockholder has requested be included in such Underwritten Offering and the aggregate number of Registrable Securities that the Demanding Holders and participating Stockholders have requested be included in such Underwritten Offering that can be sold without exceeding the Maximum Number of Securities;

ii.   second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), Common Stock or other equity securities that Parent desires to sell, which can be sold without exceeding the Maximum Number of Securities; and

iii.  third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i) and clause (ii), Common Stock or other equity securities of persons or entities that Parent is obligated to register in a Registration pursuant to separate written contractual arrangements with such persons, pro rata, which can be sold without exceeding the Maximum Number of Securities.

(e)               Each Demanding Holder and participating Stockholder shall have the right to withdraw all or any portion of its Registrable Securities included in an Underwritten Offering pursuant to this Section 3.02 for any or no reason whatsoever upon written notification to Parent and the Underwriter or Underwriters of its intention to withdraw from such Underwritten Offering prior to the public announcement of such Underwritten Offering and, in the case of the Demanding Holder that withdraws all of its Registrable Securities, it shall no longer be considered an Underwritten Offering for purposes of the Underwritten Offerings Cap for that Demanding Holder; provided, however, that upon the withdrawal of an amount of Registrable Securities that results in the remaining amount of Registrable Securities included by the Demanding Holders and participating Stockholders in such Underwritten Offering being less than the Minimum Amount, Parent may cease all efforts to complete the Underwritten Offering and, for the avoidance of doubt, if such efforts are ceased, such Underwritten Offering shall not count against the Underwritten Offerings Cap, in the aggregate or for any Stockholder. Notwithstanding anything to the contrary in this Agreement, Parent shall be responsible for the Registration Expenses incurred in connection with an Underwritten Offering prior to its withdrawal under this Section 3.02.

Section 3.03       Piggyback Registration Rights.

(a)               If at any time Parent proposes to file a registration statement under the Securities Act with respect to an Underwritten Offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of stockholders of Parent on a form that would permit registration of Registrable Securities, other than a registration statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Stockholders, (iii) for an offering of debt that is convertible into equity securities of Parent, (iv) for a dividend reinvestment plan or (v) on Form S-4, then Parent shall give written notice of such proposed filing to all of the Stockholders as soon as practicable but not less than ten (10) days before the anticipated filing date of such registration statement, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and (B) offer to all of the Stockholders the opportunity to register the sale of such number of Registrable Securities as such Stockholders may request in writing within five (5) days after receipt of such written notice (in the case of an “overnight” or “bought” offering, such requests must be made by the Stockholders within one (1) Business Day after the delivery of any such notice by Parent) (such Registration a “Piggyback Registration”); provided, however, that if Parent has been advised by the managing Underwriter(s) that the inclusion of Registrable Securities for sale for the benefit of the Stockholders will have an adverse effect on the price, timing or distribution of the Common Stock in the Underwritten Offering, then (A) if no Registrable Securities can be included in the Underwritten Offering in the opinion of the managing Underwriter(s), Parent shall not be required to offer such opportunity to the Stockholders or (B) if any Registrable Securities can be included in the Underwritten Offering in the opinion of the managing Underwriter(s), then the amount of Registrable Securities to be offered for the accounts of Stockholders shall be determined based on the provisions of this Section 3.03.

(b)               Subject to this Section 3.03, Parent shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and shall use its commercially reasonable efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested by the Stockholders pursuant to this Section 3.03 to be included in a Piggyback Registration on the same terms and conditions as any similar securities of Parent included in such Registration and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. If no written request for inclusion from a Stockholder is received within the specified time, each such Stockholder shall have no further right to participate in such Underwritten Offering. All such Stockholders proposing to distribute their Registrable Securities through an Underwritten Offering under this Section 3.03 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by Parent.

(c)               If the managing Underwriter or Underwriters in an Underwritten Offering that is to be a Piggyback Registration, in good faith, advises Parent and the Stockholders participating in the Piggyback Registration that the dollar amount or number of shares of Common Stock that Parent desires to sell, taken together with (i) the shares of Common Stock, if any, as to which Registration has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Stockholders hereunder, (ii) the Registrable Securities as to which registration has been requested pursuant to this Section3.03, and (iii) the shares of Common Stock, if any, as to which Registration has been requested pursuant to separate written contractual piggy-back registration rights of other stockholders of Parent, exceeds the Maximum Number of Securities, then:

i.                        If the Registration is undertaken for Parent’s account, Parent shall include in any such Registration:

(A)              first, shares of Common Stock or other equity securities that Parent desires to sell, which can be sold without exceeding the Maximum Number of Securities;

(B)              second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), pro rata to (i) the Registrable Securities of Stockholders exercising their rights to register their Registrable Securities pursuant to this Section 3.03 and (ii) shares of Common Stock or other equity securities, if any, as to which Registration has been requested pursuant to written contractual piggy-back registration rights of other stockholders of Parent, which can be sold without exceeding the Maximum Number of Securities;

ii.                        If the Registration is pursuant to a demand by persons or entities other than the Stockholders pursuant to separate written contractual arrangements, then Parent shall include in any such Registration:

(A)             first, shares of Common Stock or other equity securities, if any, of such requesting persons or entities, other than the Stockholders, which can be sold without exceeding the Maximum Number of Securities;

(B)              second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), pro rata to (i) the Registrable Securities of Stockholders exercising their rights to register their Registrable Securities pursuant to this Section 3.03, (ii) shares of Common Stock or other equity securities that Parent desires to sell, and (iii) shares of Common Stock or other equity securities for the account of other persons or entities that Parent is obligated to register pursuant to separate written contractual arrangements with such persons or entities, which can be sold without exceeding the Maximum Number of Securities.

iii.                        Any Stockholder shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to Parent and the Underwriter or Underwriters (if any) of its intention to withdraw from such Piggyback Registration prior to the public announcement of such Underwritten Offering. Parent (whether on its own good faith determination or as the result of a request for withdrawal by persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the SEC in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement, Parent shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this Section 3.03.

(d)               For purposes of clarity, any Registration effected pursuant to Section 3.03 hereof shall not be counted as a Registration effected under Section 3.02 hereof.

Section 3.04       Parent Procedures.

(a)               General Procedures. If and whenever Parent is required to effect the registration of any Registrable Securities pursuant to this Agreement, Parent shall use its commercially reasonable efforts to effect and facilitate the registration, offering and sale of such Registrable Securities in accordance with the intended method of disposition thereof as promptly as is practicable and, pursuant thereto, Parent shall as expeditiously as possible and as applicable:

i.                        prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be required by the rules, regulations or instructions applicable to the registration form used by Parent or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all of such Registrable Shares have been disposed of (if earlier) in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

ii.                        prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and the Stockholders included in such Registration, and to one legal counsel selected by such Stockholders, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration (including each preliminary Prospectus), and such other documents as the Underwriters and the Stockholders included in such Registration or the legal counsel for any such Stockholders may request in order to facilitate the disposition of the Registrable Securities owned by such Stockholders.

iii.                        prior to any public offering of Registrable Securities, use its commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Stockholders included in such Registration Statement (in light of their intended plan of distribution) may request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other Governmental Authorities as may be necessary by virtue of the business and operations of Parent and do any and all other acts and things that may be necessary or advisable to enable the Stockholders included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that Parent shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

iv.                        cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by Parent are then listed;

v.                        provide a Transfer Agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

vi.                        advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

vii.                        at least two (2) days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement furnish a copy thereof to each seller of such Registrable Securities and its counsel, including, without limitation, providing copies promptly upon receipt of any comment letters received with respect to any such Registration Statement or Prospectus;

viii.                        notify the Stockholders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.04(d) hereof;

ix.                        permit a representative of the Stockholders (such representative to be selected by a majority of the participating Stockholders), the Underwriters, if any, and any attorney or accountant retained by such Stockholders or Underwriter to participate, at each such person’s own expense, in the preparation of the Registration Statement, and cause Parent’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with the Registration; provided, however, that such representatives or Underwriters enter into a confidentiality agreement, in form and substance reasonably satisfactory to Parent, prior to the release or disclosure of any such information; and provided further, Parent may not include the name of any Stockholder or Underwriter or any information regarding any Stockholder or Underwriter in any Registration Statement or Prospectus, any amendment or supplement to such Registration Statement or Prospectus, any document that is to be incorporated by reference into such Registration Statement or Prospectus, or any response to any comment letter, without the prior written consent of such Stockholder or Underwriter and providing each such Stockholder or Underwriter a reasonable amount of time to review and comment on such applicable document, which comments Parent shall include unless contrary to Applicable Law;

x.                        obtain a “cold comfort” letter (including any necessary “bring-down cold comfort letter” as may be required or requested by any Underwriter on the date any Registrable Securities are delivered for sale pursuant to Registration) from Parent’s independent registered public accountants in the event of an Underwritten Offering which the participating Stockholders may rely on, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Stockholders;

xi.                        on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain an opinion, dated such date, of counsel representing Parent for the purposes of such Registration, addressed to the Stockholders, the placement agent or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the Stockholders, placement agent, sales agent, or Underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters, and reasonably satisfactory to a majority in interest of the participating Stockholders;

xii.                        in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriter of such offering;

xiii.                        make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of Parent’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule promulgated thereafter by the SEC);

xiv.                        if the Registration involves the Registration of Registrable Securities in an Underwritten Offering in excess of the Minimum Amount, use its reasonable efforts to make available senior executives of Parent to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in any Underwritten Offering; and

xv.                        otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Stockholders, in connection with such Registration.

(b)               Registration Expenses. The Registration Expenses of all Registrations shall be borne by Parent. It is acknowledged by the Stockholders that the Stockholders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing the Stockholders.

(c)               Requirements for Participation in Underwritten Offerings. No person may participate in any Underwritten Offering for equity securities of Parent pursuant to a Registration initiated by Parent hereunder unless such person (i) agrees to sell such person’s securities on the basis provided in any underwriting arrangements approved by Parent and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, lockup agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements.

(d)               Suspension of Sales; Adverse Disclosure. Upon receipt of written notice from Parent that a Registration Statement or Prospectus contains a Misstatement, each of the Stockholders shall forthwith discontinue disposition of Registrable Securities until he, she or it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that Parent hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until he, she or it is advised in writing by Parent that the use of the Prospectus may be resumed (any such period, a “Suspension Period”). If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would require Parent to make an Adverse Disclosure or would require the inclusion in such Registration Statement of financial statements that are unavailable to Parent for reasons beyond Parent’s control, Parent may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time determined in good faith by Parent to be necessary for such purpose (any such period, a “Blackout Period”). In the event Parent exercises its rights under the preceding sentence, the Stockholders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities. Parent shall immediately notify the Stockholders of the expiration of any period during which it exercised its rights under this Section 3.04(d). Notwithstanding anything to the contrary in this Section 3.04, in no event shall any Suspension Period or any Blackout Period continue for more than ninety (90) days in the aggregate during any 365-day period.

(e)               Reporting Obligations. As long as any Stockholder shall own Registrable Securities, Parent, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by Parent after the Effective Date pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Stockholders with true and complete copies of all such filings. Parent further covenants that it shall take such further action as any Stockholder may reasonably request, all to the extent required from time to time to enable such Stockholder to sell shares of Common Stock held by such Stockholder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144, including providing any legal opinions. Upon the request of any Stockholder, Parent shall deliver to such Stockholder a written certification of a duly authorized officer as to whether Parent has complied with such requirements.

Section 3.05       Indemnification and Contribution

(a)               Parent agrees to indemnify, to the extent permitted by law, each Stockholder, its officers and directors and each person who controls such Stockholder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including attorneys’ fees) caused by any Misstatement or alleged Misstatement, except insofar as the such Misstatement or alleged Misstatement caused by or contained in any information furnished in writing to Parent by such Stockholder expressly for use in such Registration Statement or Prospectus. Parent shall indemnify the Underwriters, their officers and directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to the indemnification of the Stockholder.

(b)               In connection with any Registration Statement in which a Stockholder is participating, such Stockholder shall furnish to Parent in writing such information and affidavits as Parent reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify Parent, its directors and officers and agents and each person who controls Parent (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including without limitation reasonable attorneys’ fees) resulting from any Misstatement, but only to the extent that such Misstatement is contained in any information or affidavit so furnished in writing by such Stockholder expressly for use in such Registration Statement or Prospectus; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Stockholders holding Registrable Securities, and the liability of each such Stockholder holding Registrable Securities shall be in proportion to and limited to the net proceeds received by such Stockholder from the sale of Registrable Securities pursuant to such Registration Statement. The Stockholders shall indemnify the Underwriters, their officers, directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to indemnification of Parent.

(c)               Any person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided. that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (plus local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(d)               The indemnification provided for under this Article III shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of securities. Parent and each Stockholder participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event Parent’s or such Stockholder’s indemnification is unavailable for any reason.

(e)               If the indemnification provided under Section 3.05 hereof from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Stockholder under this Section 3.05(e) shall be limited to the amount of the net proceeds received by such Stockholder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 3.05(a), (b) and (c) above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection Section 3.05(e) were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this Section 3.05(e). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 3.05(e) from any person who was not guilty of such fraudulent misrepresentation.

Article IV.
MISCELLANEOUS

Section 4.01       Release of Liability.

In the event any Stockholder shall Transfer all of the Common Stock held by such Stockholder in compliance with the provisions of this Agreement (including, without limitation, if accompanied with the assignment of rights and obligations hereunder, the execution and delivery by the transferee of a Joinder Agreement) without retaining any interest therein, then such Stockholder shall cease to be a party to this Agreement and shall be relieved and have no further liability arising hereunder for events occurring from and after the date of such Transfer, except in the case of fraud or intentional misconduct.

Section 4.02       Obligations to Parent.

Nothing in this Agreement shall be deemed to provide to any Stockholder any rights in favor of any other Stockholder. All commitments made hereunder are made solely to Parent and may not be enforced by any other Stockholder.

Section 4.03       Notices.

All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given or made as follows: (a) when delivered in person or by a nationally recognized overnight courier (with written confirmation of receipt), (b) upon receipt of confirmation of successful transmission if sent by facsimile or (c) upon receipt if sent by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses identified on the signature page.

Section 4.04       Interpretation.

For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. The definitions given for any defined terms in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Exhibits and Schedules mean the Articles and Sections of, and Exhibits and Schedules attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Exhibits and Schedules referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

Section 4.05       Headings.

The headings and other captions in this Agreement are for convenience and reference only and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

Section 4.06       Severability.

If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible.

Section 4.07       Entire Agreement.

This Agreement and the Organizational Documents constitute the sole and entire agreement of the parties with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency or conflict between this Agreement and any Organizational Document, the Stockholders and Parent shall, to the extent permitted by Applicable Law, amend such Organizational Document to comply with the terms of this Agreement.

Section 4.08       Amendment and Modification; Waiver.

This Agreement may be amended only by a written instrument signed by (a) Parent and (b) the Stockholders (for so long as the Stockholder continue to own Common Stock; provided, however, that no such amendment shall materially adversely change the rights or obligations of any Stockholder disproportionately generally vis a vis other Stockholders party to this Agreement without the written approval of such disproportionately affected Stockholder. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. Parent shall not waive any provision of this Agreement without the written consent of the Stockholders (for so long as the Stockholder continues to own Common Stock).

Section 4.09       Successors and Assigns.

This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns and transferees. Neither this Agreement nor any right, benefit, remedy, obligation or liability arising hereunder may be assigned by any party without the prior written consent of the other parties, and any attempted assignment without such consent shall be null and void and of no effect; provided, that a Stockholder may assign any and all of its rights under this Agreement, together with its Common Stock, to a permitted assignee or transferee in compliance with Section 2.02 hereof (and such transferee or assignee shall be deemed to be a member of the any of the above mentioned groups to which the transferor belonged).

Section 4.10       No Third-Party Beneficiaries.

This Agreement is for the sole benefit of the parties hereto and their respective successors and assigns and transferees and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 4.11       Governing Law.

This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than those of the State of Delaware.

Section 4.12       Equitable Remedies.

Each party hereto acknowledges that the other parties hereto would be irreparably damaged in the event of a breach or threatened breach by such party of any of its obligations under this Agreement and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, each of the other parties hereto shall, in addition to any and all other rights and remedies that may be available to them in respect of such breach, be entitled to an injunction from a court of competent jurisdiction (without any requirement to post bond) granting such parties specific performance by such party of its obligations under this Agreement.

Section 4.13       Counterparts.

This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Section 4.14       Jurisdiction and Venue; Waiver of Jury Trial.

Each party hereto hereby irrevocably consents to the exclusive jurisdiction of the courts of the State of Delaware and the United States District Court therein in connection with any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO, AND AGREES NOT TO REQUEST, TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 4.15       Additional Securities Subject to Agreement

Each Stockholder agrees that any other Parent Equity Interests which it shall hereafter acquire by means of a stock split, stock dividend, distribution or exercise of warrants or options immediately after the consummation of the Transactions shall be subject to the provisions of this Agreement to the same extent as if held on the Effective Time.

Section 4.16       Further Assurances

Each party to this Agreement shall cooperate and take such action as may be reasonably requested by another party to this Agreement in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

[Signature Page Immediately Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Parent:

DiamondPeak Holdings Corp., a Delaware corporation

By:
Name: David T. Hamamoto
Title: Chief Executive Officer

Stockholders:

By:
Name:
Title:

Address

EXHIBIT A

JOINDER AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Amended & Restated Registration Rights and Lockup Agreement dated as of [•], 2020 (as the same may be amended from time to time, the “RRL Agreement”) among DiamondPeak Holdings Corp., a Delaware corporation , and the Stockholders (as defined thereto).

Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the RRL Agreement.

The Joining Party hereby acknowledges and agrees that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party under the RRL Agreement as of the date hereof and shall have all of the rights and obligations of the Stockholder from whom it has acquired the Common Stock (to the extent permitted by the RRL Agreement) as if it had executed the RRL Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the RRL Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date: _________________, 20[ ]

[NAME OF JOINING PARTY]

By:

Name:

Title:

Address for Notices:

AGREED ON THIS [ ] day of [ ], 20[ ]:

By:

Name:

Title:

SCHEDULE A

Stockholders

Name	Address
GM EV Holdings LLC
Stephen S. Burns
Workhorse Group Inc.
DiamondPeak Sponsor LLC
BlackRock Credit Alpha Master Fund L.P.
HC NCBR Fund
Brown Gibbons Lang & Company